Exhibit 99.6

Labor Ready, Inc.
RESTRICTED STOCK GRANT NOTICE [2004 Grants]
(1996 Labor Ready Employee Stock Option and Incentive Plan)

Labor Ready, Inc. (the “Company”), pursuant to its 1996 Labor Ready Employee Stock Option and Incentive Plan (the “Plan”), grants as of the Date of Grant below to Awardee the  number of shares of the Company’s common stock set forth below.  The shares  granted hereunder are subject to certain vesting and transfer restrictions as set forth below, and are referred to herein as “Restricted Stock”.  The Restricted Stock is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Agreement and the Plan, both of which are incorporated by reference herein in their entirety.  The Restricted Stock Agreement is attached hereto.  Copies of the Plan are available upon request.

Awardee:
Date of Grant:
Number of Shares of Restricted Stock Granted:

Vesting Terms:

Three-Year Cliff Vesting. The Restricted Stock is zero percent (0%) vested until the third (3rd) annual anniversary of the Date of Grant, at which time the Restricted Stock becomes 100% vested if the Awardee is employed with the Company or a Subsidiary or Affiliate of the Company at such time.

Retention Period:

Two-Year Retention Period. The Long Term Shares (i.e., 75% of the Net Shares, as described in the Restricted Stock Agreement) determined upon vesting of the Restricted Stock must be held for two (2) years after the Restricted Stock is vested.

Additional Terms/Acknowledgements:  The undersigned Awardee acknowledges receipt of, and understands and agrees to, this Grant Notice and the Restricted Stock Agreement, and understands that a copy of the Plan is available upon request.  Awardee further acknowledges that as of the Date of Grant, this Grant Notice, the Restricted Stock Agreement and the Plan set forth the entire understanding between Awardee and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject.

Labor Ready, Inc.	Awardee

By:
Signature	Signature

Name:	Name:

Title:	Date:

Date:

Attachments:  Restricted Stock Agreement

Attachment

RESTRICTED STOCK AGREEMENT